EXHIBIT A

                        NATIONAL FUEL EXPLORATION CORP.
                                INCOME STATEMENT
                          PERIOD ENDING SEPT 30, 2000
                                  (Unaudited)



Operating Revenue:
  Gas Sales                                      $         0
  Other Operating Revenue                         24,575,309
                                                 -----------
Operating Revenue                                 24,575,309
                                                 -----------

Operating Expenses:
  Purchased Gas Sold                                       0
  Fuel For Generation                                      0
  Operation Expenses                               6,183,818
  Maintenance Expenses                                     0
  Property, Franchise & Other Taxes                2,676,933
  Depreciation, Depletion & Amortization           3,677,695
  Impairment of O&G                                        0
  Federal Income Taxes                               282,658
  State Income Taxes                                (155,784)
  Deferred Inc Tax-Net                             3,740,450
  Invest Tax Cr Adjust                                     0
                                                 -----------
Operating Expenses                                16,405,769
                                                 -----------
Operating Income / (Loss)                          8,169,540
                                                 -----------

Other Income:
  Unremitted earnings of Subsidiaries                      0
  Dividends from Subsidiaries                              0
  Intercompany Interest Income                             0
  Appliance & Jobbing                                      0
  Miscellaneous Income                                     0
  Investment Tax Credit                                    0
  AFUDC                                                    0
  Other Interest Income                               65,370
                                                 -----------
  Other Income/ (Loss)                                65,370
                                                 -----------

Income Before Interest Charges                     8,234,911
                                                 -----------

Interest Charges:
  Interest Charges on L/T Debt                             0
  Intercompany Interest Expense                    2,666,943
  Other Interest Expenses                             44,622
  ABFUDC                                                   0
                                                 -----------
  Interest Charges                                 2,711,565
                                                 -----------

Minority Interest in Foreign Subs                          0

Income Before Cumulative Effect                    5,523,346
                                                 -----------

Cumulative Effect of Change in Acctg                       0
                                                 -----------

Net Income / (Loss)                              $ 5,523,346
                                                 ===========


See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2000.